As filed with the Securities and Exchange Commission on May 18, 2001
                                                                Registration No.
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------
                         CYBER MARK INTERNATIONAL CORP.
             (Exact Name of Registrant as Specified in Its Charter)


         Delaware                                         N/A
-------------------------------------------     --------------------------
    State or Other Jurisdiction of                   (I.R.S. Employer
     Incorporation or Organization                 Identification Number)


                             359 ENFORD ROAD, UNIT 1
                     RICHMOND HILL, ONTARIO, CANADA L4C 3G2
                    (Address of Principal Executive Offices)


                          2001 PERFORMANCE EQUITY PLAN
                            (Full Title of the Plan)


                             SAMUEL SINGAL, Chairman
                         Cyber Mark International Corp.
                             359 Enford Road, Unit 1
                     Richmond Hill, Ontario, Canada L4C 3G2
                                 (905) 770-4602
 (Name, Address and Telephone Number, Including Area Code, of Agent For Service)

                                 with a copy to:

                             ANDREW D. HUDDERS, ESQ.
                                 Graubard Miller
                                600 Third Avenue
                          New York, New York 10016-2097
                            Telephone: (212) 818-8800

                                              CALCULATION OF REGISTRATION FEE

============================================ ================= ======================== ====================== =====================

                                                          Proposed maximum   Proposed maximum
Title of Securities                        Amount to be    offering price      Aggregate        Amount of
to be registered                          Registered(2)       per share     Offering price   registration fee
---------------------------------------- --------------- ----------------- ----------------- -------------------
Common stock issuable upon exercise of
options which may be granted under the     10,000,000          $.12(1)         $1,200,000            $300.00
2001 Performance Equity Plan
======================================== =============== ================= ================= ===================



(1) Based on the last sale price of a share of our common stock as reported by The OTC Bulletin Board on May 15, 2001 in accordance with Rules 457(c) and 457(h) promulgated under the Securities Act of 1933, as amended ("Securities Act").

(2) Pursuant to Rule 416, there are also being registered additional shares of common stock as may become issuable pursuant to the anti-dilution provisions of such plan.

                               ------------------

        In accordance with the provisions of Rule 462 promulgated under the Securities Act, this registration statement will become effective upon filing with the Securities and Exchange Commission.

                               ------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information. *



         * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.

        The following documents previously filed by us with the SEC are incorporated by reference in this registration statement:

        o our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000;

        o our Quarterly Report on Form 10-QSB for the period ended March 31, 2001; and

        o the description of our common stock, par value $.0001 per share, contained in our registration statement on Form 10-SB File (No. 0-26919) filed with the SEC pursuant to Section 12(g) of the Exchange Act, including any subsequent amendment(s) or report(s) filed for the purpose of updating such description.

        All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all the securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part of this registration statement from the respective date of filing. Any statement contained in a document incorporated by reference in this registration statement will be modified or superseded for all purposes to the extent that a statement contained in this registration statement or in any other subsequently filed document which is incorporated by reference modifies or replaces such statement.


Item 4. Description of Securities.

        Our common stock is registered under Section 12(g) of the Exchange Act.

Item 5. Interests of Named Experts and Counsel.

        Not applicable.

Item 6. Indemnification of Directors and Officers.

        Section 145 of the General Corporation Law of the State of Delaware empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon plea of nolo contendere or its equivalent, does not, of itself, create a presumption that such person did not act in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

        In the case of an action by or in the right of the corporation, Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action in any of the capacities set forth above against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that such person reasonably believed to be in and not opposed to the best interests of the corporation, except that indemnification is not permitted in respect of any claim, issue, or matter as to which such person is adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or such other court deems proper.

        Section 145 further provides:

        o that a Delaware corporation is required to indemnify a director, officer, employee, or agent against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with any action, suit, or proceeding or in defense of any claim, issue, or matter therein as to which such person has been successful on the merits or otherwise;

        o that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled;

        o that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of such person's heirs, executors, and administrators; and

        o that a Delaware corporation may purchase and maintain insurance on behalf of its directors or officers against any such liability asserted against them as directors or officers or arising out of their status as directors or officers whether or not the corporation would have the power to indemnify them against liability under Section 145.

A Delaware corporation may provide indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct. Such determination is to be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not party to such action, suit, or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

        Article VI of our Bylaws provide for indemnification of our directors and officers to the fullest extent permitted by law, as now in effect or later amended. Article VI of our Bylaws provides that expenses incurred by a director or officer in defending a civil or criminal action, suit, or proceeding may be paid by us in advance of a final disposition upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that the director or officer was not entitled to be indemnified by us.

        Paragraph 15 of our Certificate of Incorporation eliminates the personal liability of our directors to the fullest extent permitted by the provisions of
Section 102 of the Delaware General Corporation Law, as the same may be amended and supplemented.

Item 7. Exemption from Registration Claimed.

        Not Applicable.

Item 8. Exhibits.

Exhibit No.     Description
-----------     ---------------

      4.1       Form of 2001 Performance Equity Plan
      5.1       Opinion of Graubard Miller
     23.1 Consent of Citrin Cooperman & Company, LLP, independent auditors for the Company
     23.2       Consent of Graubard Miller (included in Exhibit 5.1)


Item 9. Undertakings.

        (a) The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the registration of the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Richmond Hill, Ontario, on this 17th day of May, 2001.



                                    CYBER MARK INTERNATIONAL CORP.


                                    By:  /s/Samuel Singal
                                      ---------------------------------------
                                        Samuel Singal, Chairman of the Board


        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following person in the capacity and on the date indicated.

Signature          Title                                          Date
---------          --------                                       ----

/s/Samuel Singal   Chairman of the Board, President, Chief
-----------------  Operating Officer and Director              May 17, 2001
Samuel Singal      (Principal Accounting Officer)

                                 EXHIBIT INDEX


Exhibit No.     Description
-----------     --------------

        4.1     Form of 2001 Performance Equity Plan

        5.1     Opinion of Graubard Miller

        23.1 Consent of Citrin Cooperman & Company, LLP, independent auditors for the Company

        23.2    Consent of Graubard Miller (included in Exhibit 5.1)